Exhibit d.2

[FORM OF SUBSCRIPTION CERTIFICATE]

THIS OFFER EXPIRES AT 5:00 P.M.,
NEW YORK CITY TIME, ON [                    ], 2011*

OXFORD LANE CAPITAL CORP.

SUBSCRIPTION RIGHTS FOR COMMON STOCK

Each registered holder of this Subscription Certificate (a “Rights Holder”) is entitled to the number of transferable subscription rights (each, a “Right”) to subscribe for the number of shares of common stock, par value $0.01 per share (“Common Stock”), of Oxford Lane Capital Corp., a Maryland corporation (the “Company”), as specified herein, on the terms and subject to the conditions set forth in the Company’s prospectus dated [            ], 2011 (the “Prospectus”), which is incorporated herein by reference. Pursuant to the rights offering described in the Prospectus (the “Offering”), each stockholder owning Common Stock of the Company as of [            ], 2011 (such date, the “Record Date” and, such stockholder, a “Record Date Stockholder”) is entitled to receive one Right for each share of Common Stock owned on the Record Date. Each Rights Holder is entitled to subscribe for one share of Common Stock for each three Rights held by such Rights Holder (the “Basic Subscription”) at the subscription price of $[     ] per share of Common Stock (the “Subscription Price”), as described in the Prospectus. Set forth below is the number of Rights evidenced by this Subscription Certificate that the Rights Holder is entitled to exercise pursuant to the Basic Subscription.

If any shares of Common Stock available for purchase in the Offering are not subscribed for by Rights Holders pursuant to the Basic Subscription (the “Remaining Shares”), a Record Date Stockholder that has exercised fully its Rights pursuant to the Basic Subscription may subscribe for a number of Remaining Shares, on the terms and subject to the conditions set forth in the Prospectus, including as to proration. In addition, any Rights Holder other than a Record Date Stockholder who exercises Rights is entitled to subscribe for any Remaining Shares that are not otherwise subscribed for by Record Date Stockholders pursuant to their over-subscription privilege, on the terms and subject to the conditions set forth in the Prospectus, including as to proration. We refer to these over-subscription privileges as the “Over-Subscription Privilege.”

THE RIGHTS ARE TRANSFERABLE

The Rights are transferable until three business days prior to [            ], 2011 (as it may be extended, the “Expiration Date”). The Rights will be listed for trading on The NASDAQ Global Select Market under the symbol “OXLCR” until the Expiration Date. Rights Holders who do not wish to exercise any or all of their Rights may instruct the Subscription Agent to sell any Rights they do not intend to exercise themselves through or to a dealer manager. Subscription Certificates representing the Rights to be sold through or to a dealer manager must be received by the Subscription Agent on or before [            ], 2011 (or, if the Offering is extended, until three business days prior to the Expiration Date).

THE SUBSCRIPTION PRICE

The Subscription Price for the shares of Common Stock to be issued pursuant to the Offering will be $[     ] per share. See also “Method of Exercise of Rights.”

*           Unless extended by the Company in its sole discretion.

SAMPLE CALCULATION FOR A RECORD DATE STOCKHOLDER WHO OWNS 300 SHARES
BASIC SUBSCRIPTION RIGHT (3-FOR-1)

No. of shares held on the Record Date: 300 = 300 Rights
(one Right for share of Common Stock held on the Record Date)

No. of shares of Common Stock issued assuming full exercise of Basic Subscription:
300 ÷ 3 = 100 new shares of Common Stock

Total payment based on the Subscription Price: 100 shares × $[            ] = $[            ]

METHOD OF EXERCISE OF RIGHTS

To exercise your Rights, Computershare Trust Company, N.A. (the “Subscription Agent”), must receive, in the manner specified herein, at or prior to 5:00 p.m., New York City Time, on [            ], 2011, unless extended by the Company in its sole discretion, either (A) a properly completed and duly executed Subscription Certificate and a money order or check or bank draft drawn on a bank or branch located in the United States and payable to “Oxford Lane Capital Corp.” for an amount equal to the number of shares of Common Stock subscribed for pursuant to the Basic Subscription and the Over-Subscription Privilege multiplied by the Subscription Price; or (B) a Notice of Guaranteed Delivery guaranteeing delivery of (i) a properly completed and duly executed Subscription Certificate and (ii) a money order or check or bank draft drawn on a bank or branch located in the United States and payable to “Oxford Lane Capital Corp.” for an amount equal to the number of shares of Common Stock subscribed for pursuant to the Basic Subscription and the Over-Subscription Privilege multiplied by the Subscription Price (which certificate and full payment must then be delivered by the close of business on the third business day after the Expiration Date or, if the Offering is extended, by the close of business on the third business day after the extended Expiration Date). Payment must be made in U.S. dollars.

The method of delivery of this Subscription Certificate and the payment of the Subscription Price and, if required, any additional payment is at the election and risk of the Rights Holder, but if sent by mail it is recommended that the Subscription Certificate and payment be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent and clearance of payment prior to 5:00 p.m., New York City time, on the Expiration Date or the date guaranteed payments are due under a Notice of Guaranteed Delivery (as applicable). Because uncertified personal checks may take at least five business days to clear, you are strongly urged to pay, or arrange for payment, by means of certified or cashier’s check or money order.

Because a Rights Holder may not receive all the shares for which they subscribe pursuant to the Over-Subscription Privilege, Rights Holders may receive a refund equal to the difference between the total number of shares for which they have subscribed pursuant to the Over-Subscription Privilege and been issued multiplied by the Subscription Price. Any excess payment to be refunded by the Company to a Rights Holder will be mailed by the Subscription Agent as promptly as practicable. No interest will be paid on any amounts refunded.

Participants in the Company’s dividend reinvestment plan will have any shares that they acquire pursuant to the Offering credited to their stockholder dividend reinvestment accounts in the plan. Stockholders whose shares are held of record by Cede & Co. or by another depository or nominee on their behalf or their broker-dealers’ behalf will have any shares that they acquire credited to the account of Cede & Co. or the other depository or nominee.  With respect to all other stockholders, stock certificates for all shares acquired will be mailed after payment for all the shares subscribed for has cleared, which may take up to 15 days from the date of receipt of the payment.

A Rights Holder exercising Rights will have no right to rescind his subscription after receipt of his payment for shares or a Notice of Guaranteed Delivery by the Subscription Agent, except as described in the Prospectus. Rights may be transferred in the same manner and with the same effect as with a negotiable instrument payable to specific persons, by duly completing this Subscription Certificate. Rights Holders should be aware that if they choose to exercise, assign, transfer or sell only part of their Rights, they may not receive a new Subscription Certificate in sufficient time to exercise, assign, transfer or sell the remaining Rights evidenced thereby.

To subscribe for shares of Common Stock pursuant to the Basic Subscription, please complete line “A” and Section 1 below. To subscribe for shares of Common Stock pursuant to the Over-Subscription Privilege, please complete lines “A” and “B” and Section 1 below.

If you want the Subscription Agent to attempt to sell any of your unexercised Rights, check box “D” below and complete Section 1 below. If you want a new Subscription Certificate evidencing any unexercised Rights delivered to you or to someone else, check box “E” below and indicate the address to which the shares should be delivered in Section 1 below. If you want some or all of your unexercised rights transferred to a designated transferee, or to a bank or broker to sell for you, check box “F” below and complete Section 2 below.

FOR A MORE COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF THE OFFERING, PLEASE REFER TO THE PROSPECTUS, WHICH IS INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE INFORMATION AGENT, GEORGESON INC., TOLL-FREE AT (888) 643-8150.

Control No:	Rights Represented by this Subscription Certificate:
Cusip No.:	Maximum Shares Available for Purchase Pursuant to the Basic Subscription:

A. Basic Subscription

	× $[ ] = $	D. Sell any unexercised Rights ☐
(No. of Shares)	(Subscription Price)

B. Over-Subscription Privilege*		E. Deliver a certificate representing unexercised Rights to the address in Section 1
× $[ ] =
(No. of Shares)	(Subscription Price)

C. Total Amount Enclosed	= $	F. Transfer Rights to the Transferee designated in Section 2

* If a Rights Holder is a Record Date Stockholder, the Over-Subscription Privilege may only be exercised if its Basic Subscription is exercised in full. .

SECTION 1. TO SUBSCRIBE: I acknowledge that I have received the Prospectus for the Offering and I hereby irrevocably subscribe for the number of shares of Common Stock indicated as the total of A and B hereon upon the terms and conditions specified in the Prospectus and incorporated by reference herein. I hereby agree that if I fail to pay in full for the shares of Common Stock for which I have subscribed, the Company may exercise any of the remedies provided for in the Prospectus.
SECTION 2. TO TRANSFER RIGHTS (Per Line F): For value received, of the Rights represented by this Subscription Certificate are assigned to:

(Print full name of Assignee and Social Security Number)

(Print full address)

TO SELL: If I have checked the box on line D, I authorize the sale of Rights by the Subscription Agent according to the procedures described in the Prospectus.
(Signature(s) of Assignor(s))

The signature(s) on the Subscription Certificate must correspond with the name(s) of the registered holder(s) exactly as it appears on the face of the Subscription Certificate without any alteration or change whatsoever. In the case of joint registered holders, each person must sign the Subscription Certificate in accordance with the foregoing. If you sign the Subscription Certificate in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other fiduciary or representative, you must indicate the capacity in which you are signing when you sign and, if requested by the Subscription Agent in its sole and absolute discretion, you must present to the Subscription Agent satisfactory evidence of your authority to sign in that capacity.
Signature(s) of Subscriber(s)

Address for delivery of certificate representing unexercised Rights
If permanent change of address, check here ☐
Daytime telephone number ( ) Evening telephone number ( ) Email address:

The signature must be guaranteed by an Eligible Guarantor Institution, as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, which may include: (a) a commercial bank or trust company; (b) a member firm of a domestic stock exchange; or (c) a savings bank or credit union.

Signature (name of bank or firm):
Guaranteed by (signature/title):

	BY FIRST CLASS MAIL ONLY:	BY OVERNIGHT DELIVERY:
Please complete all applicable information and return to: COMPUTERSHARE TRUST COMPANY, N.A.	Computershare Trust Company, N.A. Oxford Lane Capital Corp. Rights Offering	Computershare Trust Company, N.A. Oxford Lane Capital Corp. Rights Offering

Any questions regarding this Subscription Certificate and the Offering may be directed to the Information Agent, Georgeson Inc., toll free at (888) 643-8150	Attn: Voluntary Corporate Actions P.O. Box 43011 Canton, MA 02021	Attn: Voluntary Corporate Actions Suite V, 250 Royall Street Canton, MA 02021

DELIVERY OF THIS SUBSCRIPTION CERTIFICATE TO AN ADDRESS OTHER THAN AS
SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.